SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               INTELLI-CHECK, INC.
                (Name of Registrant as Specified in Its Charter)

                               INTELLI-CHECK, INC.
                             246 Crossways Park West
                            Woodbury, New York 11797

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 15, 2002

To the Shareholders of INTELLI-CHECK, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INTELLI-CHECK, INC. (the "Company"), a Delaware corporation, will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on Monday, July 15, 2002, at 11:00 a.m., local time, for the following purposes:

      1.    To elect, subject to the provisions of the By-laws,  three directors
            each  to  serve  for  a  three-year  term  until  their   respective
            successors have been duly elected and qualified;

      2. To consider and act upon a proposal to approve the selection of Grant Thornton LLP as the Company's independent auditors for the 2002 fiscal year; and

      3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

            The Board of Directors has fixed the close of business on June 3, 2002 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

                    By order of the Board of Directors,

                             Frank Mandelbaum
                             Chairman of the Board

Woodbury, New York
June 21, 2002

                                    IMPORTANT
               IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
               REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
             INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
                IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

                               INTELLI-CHECK, INC.
                             246 Crossways Park West
                            Woodbury, New York 11797

          ------------------------------------------------------------

                           P R O X Y S T A T E M E N T

                                       for

                         ANNUAL MEETING OF SHAREHOLDERS

                            to be held July 15, 2002

          ------------------------------------------------------------

                                                                   June 21, 2002

            The enclosed proxy is solicited by the Board of Directors of Intelli-Check, Inc., a Delaware corporation in connection with the Annual Meeting of Shareholders to be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 on Monday, July 15, 2002, at 11:00 a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies:

      o     FOR the election as directors of the nominees listed below; and

      o FOR the confirmation of the selection of Grant Thornton LLP as the Company's independent auditors for the 2002 fiscal year.

            The record date with respect to this solicitation is the close of business on June 3, 2002 and only shareholders of record at that time will be entitled to vote at the meeting. The principal executive office of Intelli-Check is 246 Crossways Park West, Woodbury, New York 11797, and its telephone number is (516) 992-1900. The shares represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the shareholder at any time prior to its being voted. This proxy statement and the accompanying proxy were mailed to you on or about June 21, 2002.

                            QUORUM AND REQUIRED VOTE

            The number of outstanding shares entitled to vote at the meeting is 8,592,898 common shares, par value $.001 per share. Each common share is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting. Assuming the presence of a quorum at the Annual Meeting:

      o     directors shall be elected by a plurality of the votes cast;
      o the affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required for the confirmation of the selection of Grant Thornton LLP, as our independent auditors for fiscal 2002.

            Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker nonvotes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

                                 Proposal No. 1

                              ELECTION OF DIRECTORS

            The persons named in the accompanying proxy will vote for the election of the following three persons as directors, who are presently members of the Board of Directors, to hold office for the terms set forth below or until their respective successors have been elected and qualified. Unless specified to be voted otherwise, each proxy will be voted for the nominees named below. All three nominees have consented to serve as directors if elected.

                           Position With the Company             Director      Current Term
Name and Age               And Principal Occupation                Since         Expires
------------               ------------------------              --------      ------------
Edwin Winiarz, 44          Senior Executive Vice President,        1999          07/15/02
                           Treasurer and Chief Financial
                           Officer and Director
Paul Cohen, 61             Director                                1996          07/15/02
Evelyn Berezin, 77         Director                                1999          07/15/02

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

            During the fiscal year ended December 31, 2001, the board of directors held 11 meetings. On separate meeting dates, five of the directors did not attend one meeting of the meetings of the board of directors.

            The board of directors has established a compensation committee which is comprised of Mr. Davis, chairperson, Mr. Levy and Mr. Cohen. The compensation committee reviews and determines the compensation for all officers and directors of our company and reviews general policy matters relating to the compensation and benefits of all employees. The compensation committee also administers the stock option plans.

            The board of directors has established a corporate governance committee, which is comprised of Mr. McQuinn, chairperson, Ms. Berezin and Mr. Levy. The corporate governance committee reviews our internal policies and procedures and by-laws and acts as our nominating committee for the board of directors.

            The board of directors has also established a technology oversight committee comprised of Mr. Levy, chairperson, Ms. Berezin and Mr. McQuinn. The technology oversight committee monitors the development of products and services offered by our company and advises management in planning future development of products and services within the framework of consumer, regulatory and competitive environments. This committee also monitors actions taken to protect our intellectual property and recommends appropriate actions in furtherance of that protection.

            The board of directors has established an audit committee which is comprised of Ms. Berezin, chairperson, Mr. McQuinn and Mr. Davis. The audit committee recommends to the board of directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. In compliance with regulations, on May 8, 2000, the audit committee adopted its charter which is attached as Exhibit A to the proxy statement for annual meeting of shareholders dated June 15, 2001.

Report of the Audit Committee

            The following shall not be deemed to be "soliciting material" or to be "filed" with the Commission nor shall such information be incorporated by reference into any future filing of Intelli-Check under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

            With respect to the audit of the fiscal year ended December 31, 2001, the audit committee met once to review the fiscal year financial results and Intelli-Check's audited consolidated financial statements.

            In the course of this meeting, the audit committee discussed with our independent auditors those matters required to be discussed by Statement on Accounting Standards No. 61, as amended, "Communication with Audit Committees," by the Auditing Standards Board of the American Institute of Certified Public Accountants.

            We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, as amended, "Independence Discussions with Audit Committee," by the Independence Standards Board and have discussed with the auditors the auditors' independence.

            Based on the reviews and discussions referred to above, we recommended to the board of directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                  Audit Committee: Evelyn Berezin
                                   Charles McQuinn
                                   Howard Davis

Fiscal 2001 Audit Firm Fee Summary

During fiscal year ended December 31, 2001, the Company retained its principal auditor, Arthur Andersen, to provide services in the following category and amount:

                  Audit Fees       $ 63,500
                  Other Services   $ 22,420

                        DIRECTORS AND EXECUTIVE OFFICERS

            Our board of directors is a classified board with one-third of the directors being elected each year for a term of three years. The following table sets forth certain information with respect to each director and executive officer as of May 31, 2002:

                            Position With the Company                 Held Office      Current Term
Name and Age                and Principal Occupation                     Since            Expires
------------                ------------------------                     -----            -------
Frank Mandelbaum, 68        Chairman, Chief Executive Officer             1996            07/15/04
                            and Director

Edwin Winiarz, 44           Senior Executive Vice President,              1999            07/15/02
                            Treasurer and Chief Financial
                            Officer and Director

W. Robert Holloway, 62      Senior Executive Vice President and           1999
                            Director of Sales and Marketing

Russell T. Embry, 38        Vice President, Information                   1998
                            Technology
                            Chief Technology Officer                      2001

Paul Cohen, 60              Director                                      1996            07/15/02

Evelyn Berezin, 76          Director                                      1999            07/15/02

Charles McQuinn, 61         Director                                      1999            07/15/04

Jeffrey Levy, 59            Director                                      1999            07/15/03

Howard Davis, 45            Director                                      2000            07/15/03

Business Experience

            Frank Mandelbaum has served as our Chairman of the Board and Chief Executive Officer since July 1, 1996. He also served as Chief Financial Officer until September 1999. From January 1995 through May 1997, Mr. Mandelbaum served as a consultant providing strategic and financial advice to Pharmerica, Inc. (formerly Capstone Pharmacy Services, Inc.), a publicly held company. Prior to January 1995, Mr. Mandelbaum was Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Pharmerica, Inc. From July 1994 through December 1995, Mr. Mandelbaum served as Director and Chairman of the Audit and Compensation Committees of Medical Technology Systems, Inc., also a publicly held company. From November 1991 through January 1995, Mr. Mandelbaum served as Director of the Council of Nursing Home Suppliers, a Washington, D.C. based lobbying organization. From 1974 to date, Mr. Mandelbaum has been Chairman of the Board and President of J.R.D. Sales, Inc., a privately held financial consulting company. As required by his employment agreement, Mr. Mandelbaum devotes substantially all his business time and attention to our business.

            Edwin Winiarz was elected Senior Executive Vice President in July 2000, director in August 1999, and became Executive Vice President, Treasurer and Chief Financial Officer on September 7, 1999. From July 1994 until August 1999, Mr. Winiarz was Treasurer and Chief Financial Officer of Triangle Service Inc., a privately held national service company. From November 1990 through July 1994, Mr. Winiarz served as Vice President Finance/Controller of Pharmerica, Inc. (formerly Capstone Pharmacy Services, Inc.). From March 1986 until November 1990, Mr. Winiarz was a manager with the accounting firm of Laventhal & Horwath. Mr. Winiarz is a certified public accountant and holds an MBA in management information systems from Pace University.

            W. Robert Holloway was Vice President-Sales from October 1999 to July 2000 and was elected Senior Executive Vice President in July 2000. From April 1999 to October 1999, Mr. Holloway was Director of Sales for The IDentiScan Company LLC. In February and March 1999, Mr. Holloway worked as an independent consultant. From August 1996 to January 1999, Mr. Holloway was Global Sales Manager for Welch Allyn, Inc. From October 1994 to July 1996, Mr. Holloway was Vice President and Sales Manager of Bowne & Company of

New York. Mr. Holloway holds an AB in economics from Columbia University and an MBA in finance from Boston University.

            Russell T. Embry was appointed Interim Chief Technology Officer in May 2001. He has served as our Vice President, Information Technology, since July 1999. From January 1998 to July 1999, Mr. Embry was Lead Software Engineer with RTS Wireless. From April 1995 to January 1998, he served as Principal Engineer at GEC-Marconi Hazeltine Corporation. From August 1994 through April 1995, he was a staff software engineer at Periphonics Corporation. From September 1989 to August 1994, Mr. Embry served as Senior Software Engineer at MESC/Nav-Com. From July 1985 through September 1989, he was a software engineer at Grumman Aerospace. Mr. Embry holds a BS in Computer Science from Stony Brook and an MS in Computer Science from Polytechnic University, Farmingdale.

            Paul Cohen has served as a director of Intelli-Check since November 1996. From December 1990 to January 2002, Mr. Cohen served as the director of pharmaceuticals for Allou Health and Beauty Care, Inc, a public company. Paul Cohen is the father of Todd Cohen, our former President.

            Evelyn Berezin was elected a director in August 1999. She has been, since October 1987, an independent management consultant to technology based companies. From July 1980 to September 1987, Ms. Berezin was President of Greenhouse Management Company, a venture capital fund dedicated to investment in early-phase high-technology companies. Ms. Berezin holds an AB in Physics from New York University and has held an Atomic Energy Commission Fellowship. Ms. Berezin is currently a member of the Board of Directors of Bionova Corp., a publicly held biotechnology company. In addition, she has served on the boards of a number of other public companies including Cigna Corp., Datapoint Corp., Koppers Company, Inc. and Genetic Systems Inc., as well as more than fourteen private technology-based companies.

            Charles McQuinn was elected a director in August 1999. He has been, since 1997, an independent product development/marketing consultant for Internet based products. Mr. McQuinn has also served as CEO of The McQuinn Group, Inc., a system integration and institutional marketing company, from November 1998 to the present. From 1995 to 1997, Mr. McQuinn was President of DTN West, a fixed income price quote company with products for banks and governments. From 1990 to 1995, Mr. McQuinn was President of Bonneville Market Information, an equities price quote company with products for traders and brokers. From 1985 to 1990, Mr. McQuinn was President of Bonneville Telecommunications Company, a satellite video and data company. Prior to 1985, he was with Burroughs Corporation in various product development/marketing/management positions. Mr. McQuinn holds a BS in marketing from Ball State University and an MBA in management from Central Michigan University.

            Jeffrey Levy was elected a director in December 1999. He has been, since February 1977 President and Chief Executive Officer of LeaseLinc, Inc., a third-party equipment leasing company and lease brokerage. Prior to 1977 Mr. Levy served as President and Chief Executive Officer of American Land Cycle, Inc. and Goose Creek Land Cycle, LLC, arboreal waste recycling companies. During that time he also served as Chief Operating Officer of ICC Technologies, Inc. and AWK Consulting Engineers, Inc. Mr. Levy has had a distinguished career as a member of the United States Air Force from which he retired as a colonel in 1988. He serves as a board member of the Northern Virginia Chapter of Mothers Against Drunk Driving, the Washington Regional Alcohol Program, the Zero Tolerance Coalition and the National Drunk and Drugged Driving Prevention Month Coalition and is a member of the Virginia Attorney General's Task Force on Drinking by College Students and MADD's National Commission on Underage Drinking. Mr. Levy holds a BS in International Relations from the United States Air Force Academy, a graduate degree in Economics from the University of Stockholm and an MBA from Marymount University.

            Howard Davis was appointed a non-voting advisor to the Board in December 1999 and elected a director in March 2000. He has been, since 1997, Executive Vice President of GunnAllen Financial Inc., where he is the executive responsible for the investment banking and corporate finance division. From 1990 to 1997 Mr.

Davis was President and Chief Executive Officer of Kensington Securities, Inc. In 1997, when Mr. Davis joined GunnAllen the business of Kensington changed and was ultimately sold to an unrelated third party. Mr. Davis has also served as President of Wentworth Securities, Inc. from 1988 to 1990 and prior to that as President of Numero Uno Franchise Corporation. He has attended the University of Southern California, California State University, Northridge and Kent State University where he majored in Finance and Accounting.

            Executive officers are elected by and serve at the discretion of the board of directors at each annual meeting of the board of directors, or when their successors are elected and qualified to serve.

                             EXECUTIVE COMPENSATION

            The following table sets forth compensation paid to executive officers whose compensation was in excess of $100,000 for any of the three fiscal years ended December 31, 2001. No other executive officers received total salary and bonus compensation in excess of $100,000 during any of such fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                Annual         Long-Term
                                                             Compensation      Compensation
                                                             ------------      ------------
                                                                               Securities
                                                                               Underlying
Name and Principal Position                  Year(s)         *Salary ($)       Options/SARS (#)
---------------------------                  -------         -----------       ----------------
Frank Mandelbaum                              2001             204,808
Chairman & CEO                                2000             150,000                  --
                                              1999             150,000              75,000
                                              1998             150,000              50,000

Edwin Winiarz                                 2001             128,333              75,000
Senior Executive Vice President               2000             125,000              25,000
Chief Financial Officer                       1999              37,981              50,000

W. Robert Holloway                            2001             115,000
Senior Executive Vice President               2000             115,000                  --
Sales                                         1999              19,904              20,000

Russell T. Embry                              2001             133,750                  --
Senior Vice President                         2000             104,052              25,000
Chief Technology Officer                      1999              44,231              30,000

Kevin Messina                                 2001              52,500
Former Senior Executive Vice President        2000             150,000                  --
Former Chief Technology Officer               1999             150,000              75,000

*Salaries include all deferred salaries paid and accrued.

      The options shown above were granted under the 1998, 1999 and 2001 Stock Option Plans. The options granted to Messrs. Mandelbaum and Messina are exercisable at $3.00 per share. Of the options granted to Mr. Winiarz, 50,000 are currently exercisable at $5.00 per share, 25,000 are currently exercisable at $10.75 per share and 75,000 become exercisable on September 7, 2006 at an exercise price of $8.04 per share, with earlier vesting upon meeting certain objectives. The options granted to Mr. Holloway are exercisable at $7.50 per share. All options expire five years after the date of grant. Of the options granted to Mr. Embry, 12,500 are currently exercisable at $8.75 per share, 15,000 are currently exercisable at $7.50 per share 20,000 are currently exercisable at $11.625 per share and 12,500 are currently exercisable at $8.75 per share.

            Mr. Mandelbaum has an employment agreement effective as of January 1, 2002 and expiring December 31, 2005, which provides for a base annual salary of $250,000. It also provides for the grant of 350,000 options at an exercise price of $12.10. Of these options, 125,000 were granted pursuant to the Company's 2001 Stock Option Plan and are immediately exercisable. Of the remaining 225,000 options which are non-plan options, 75,000 will become exercisable on December 31 of each of 2002, 2003 and 2004.

            Because the Company had limited resources in the past, certain of our officers have from time to time agreed to defer the receipt of substantial portions of their salaries. In May 1999, Mr. Mandelbaum's deferred salary was reduced by $150,000 by the issuance to him of 75,000 shares of our common stock and warrants entitling him to purchase an additional 75,000 shares of our common stock at a price of $3.00 per share at any time prior to May 3, 2001. In May 1999, our former Chief Technology Officer, Mr. Kevin Messina's deferred salary was reduced by $10,126 through the issuance to him of 5,063 shares of our common stock and warrants to purchase 5,063 shares of our common stock at a purchase price of $3.00 per share at any time prior to May 3, 2001. As of June 30, 1999, Mr. Mandelbaum's deferred salary was approximately $375,000 and Mr. Messina's deferred salary was approximately $200,000. In June 1999, Mr. Messina received, in lieu of all deferred salary, options to purchase 207,000 shares of common stock at an exercise price of $3.00 per share. Also in June 1999, Mr. Mandelbaum received, in lieu of all deferred salary, options to purchase 375,000 shares of common stock at an exercise price of $3.00 per share. Mr. Messina resigned his position as an officer of the Company in May, 2001and his term as a director expired in July 2001.

            In June 1999, Mr. Todd Cohen, who resigned as President in April 1998, received, in lieu of all deferred salary, options to purchase 110,000 shares of common stock at an exercise price of $3.00 per share.

            All the options granted in exchange for deferred salary expire five years after the date of grant.

            The following table summarizes options granted during the year ended December 31, 2001 to the named executive officers other than stock options granted for deferred compensation:

-------------------------------------------------------------------------------------------------------------------
                                              Individual Grants                             Potential Realizable
-------------------------------------------------------------------------------------------------------------------
                            Number of           % of Total                                  Assumed Annual Rates
                            Securities          Granted To                                 Appreciation for Option
                            Underlying        Employees In     Exercise   Expiration
-------------------------------------------------------------------------------------------------------------------
                                                   2001
         Name                Granted           Fiscal Year        Price       Date           5%           10%
-------------------------------------------------------------------------------------------------------------------
Edwin Winiarz                 75,000              69.6%          $8.04     9/7/2011       $166,598      $368,138
-------------------------------------------------------------------------------------------------------------------

            Pursuant to their employment agreements, Messrs. Mandelbaum and Messina each received a grant in August 1999 of options to purchase 75,000 shares of our common stock at a purchase price of $3.00 per share. The options became exercisable with respect to 25,000 shares of our common stock on January 1, 2000, an additional 25,000 shares became exercisable on January 1, 2001, and the final 25,000 shares became exercisable on January 1, 2002, provided they were employed by us at that date. The options expire five years from the date of grant. Due to Mr. Messina's resignation on May 3, 2001, the remaining 25,000 did not become exercisable and, upon the expiration of his term as director on July 11, 2001, he had ninety days to exercise the 50,000 vested options, which he did. During the years ended December 31, 2000 and December 31, 2001, we granted employees other than the executive officers named above options to purchase 215,000 shares and 32,750 shares respectively, of common stock under the 1998, 1999 and 2001 Stock Option Plans.

            The  amounts   shown  as  potential   realizable   value   represent
hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

                              EMPLOYMENT AGREEMENTS

            Effective January 1, 2002, Mr. Mandelbaum entered into a three-year employment agreement with Intelli-Check. Mr. Mandelbaum's agreement expires December 31, 2005. The agreement provides for a base salary of $250,000 and grants Mr. Mandelbaum 350,000 options at an exercise price of $12.10. Of these options, 125,000 were granted pursuant to the Company's 2001 Stock Option Plan and are immediately exercisable. Of the remaining 225,000 options, which are non-plan options, 75,000 will become exercisable on December 31 of each of 2002, 2003 and 2004.

            If there shall occur a change of control, as defined in the employment agreement, Mr. Mandelbaum may terminate his employment at any time and be entitled to receive a payment equal to 2.99 times his average annual compensation, including bonuses, during the three years preceding the date of termination, payable in cash to the extent of three months' salary and the balance in shares of our common stock based on a valuation of $2.00 per share.

            We have entered into a three-year employment agreement with Mr. Winiarz, which became effective on September 7, 2001 and expires on December 31, 2004. The agreement provides for a base salary of $135,000. In addition, we granted Mr. Winiarz an option to purchase 75,000 shares of common stock at an exercise price of $8.04 of which 25,000 become exercisable in December of each of 2002, 2003 and 2004 subject to earlier vesting on the occurrence of the Company meeting certain income levels or in the event his employment is terminated for reasons other than cause.

            We renewed Mr. Holloway's employment agreement for another two-year term, which became effective on October 25, 2001. The agreement provides for a base salary of $115,000. At the time we entered into his prior employment agreement we granted Mr. Holloway an option to purchase 75,000 shares of common stock at $7.50 per share, of which 20,000 shares are immediately exercisable and 5,000 shares become exercisable for each 10,000 units of ID-Check sold that exceed 10,000. The maximum options that can be earned in any calendar year may not exceed 100,000. Any options earned above the initial 50,000 options will be at fair market value on the date of grant. No further options were granted to Mr. Holloway in connection with the renewal of his employment agreement.

            Under the terms of the agreements, each of the executives has the right to receive his compensation in the form of shares of common stock valued at 50% of the closing bid price of our shares of common stock as of the date of the employee's election, which is to be made at the beginning of each quarter. In addition, each of the employment agreements requires the executive to devote substantially all his time and efforts to our business and contains non-competition and nondisclosure covenants of the officer for the term of his employment and for a period of two years thereafter. Each employment agreement provides that we may terminate the agreement for cause.

                            COMPENSATION OF DIRECTORS

            Non-employee directors receive a fee of $500 for attending board meetings and $250 for attendance at such meetings held telephonically. They also receive a fee of $250 for each committee meeting held on a date other than that of a board meeting and are reimbursed for expenses incurred in connection with the performance of their respective duties as directors. In August 1999, each non-employee director, Messrs. Paul Cohen and McQuinn and Ms. Berezin, received a grant of a non-qualified stock option to purchase an aggregate of 45,000 shares of our common stock upon their election as a director at an exercise price of $3.00 per share. Of these options, 30,000 are immediately exercisable and an additional 15,000 will be exercisable on the next anniversary of the date of grant, provided the director is re-elected or continues to serve the term to which he or she was elected. On December 13, 1999, Mr. Levy and Mr. Davis were each granted non-qualified options to purchase 15,000 shares of our common stock at an exercise price of $11.625, the fair market value on the date of grant. These options are immediately exercisable. In addition, in July 2000, they were each granted non-qualified options to purchase an aggregate of 30,000 shares of our common stock for serving as a director at an exercise price of $8.25 per share. Of these options, 15,000 were immediately exercisable and 15,000 became exercisable in July 2001. In July 2001, Mr. Davis was granted non-qualified options to purchase 15,000 shares of our common stock at an exercise price of $10.15 exercisable on the date of our next annual meeting. In addition, Mr. McQuinn was granted non-qualified options to purchase 30,000 shares of our common stock at an exercise price of $10.15. Of these options, 15,000 are exercisable in 2002 and the balance are exercisable in 2003 on the date of our annual meeting during these years. Options granted to non-employee directors expire three months after the date his or her service terminates. Mr. Paul Cohen had previously been granted options to purchase 30,000 shares of common stock exercisable at $3.00 per share. Mr. Cohen also received an option to purchase 50,000 shares of common stock exercisable at $3.00 per share in connection with a one-year consulting agreement dated November 1, 1997.

            In addition, non-employee directors who are members of a committee are entitled to receive grants of stock options for each year served. Each chairperson of a committee receives options to purchase 2,500 shares of our common stock, while a committee member receives options to purchase 1,500 shares of our common stock. In July 2001, the following non-qualified options were granted to committee chairpersons:

            Name                      Committee                                     Number of Options
            ----                      ---------                                     -----------------
            Ms. Berezin               Audit                                                2,500
            Mr. McQuinn               Corporate Governance                                 2,500
            Mr. Levy                  Technology Oversight                                 2,500
            Mr. Davis                 Compensation                                         2,500

            The following non-qualified options were granted to committee members:

            Name                      Committee                                     Number of Options
            ----                      ---------                                     -----------------
            Mr. Cohen                 Compensation, Audit                                  1,500
            Ms. Berezin               Corporate Governance,
                                      Technology Oversight                                 3,000
            Mr. McQuinn               Audit, Technology Oversight                          3,000
            Mr. Levy                  Corporate Governance, Compensation                   3,000
            Mr. Davis                 Audit                                                1,500

            These options, which are exercisable at $8.75, the fair market value on the date of grant, are immediately exercisable during the committee member's term and expire five years from date of grant.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

            The full Board of Directors made all decisions concerning executive compensation during fiscal 2001. No executive officers of the Corporation served as a member of the board of directors of another entity during fiscal 2001.

                             PRINCIPAL SHAREHOLDERS

            The following table sets forth, as of May 31, 2002 certain information regarding beneficial ownership of Intelli-Check's common stock by each person who is known by us to beneficially own more than 5% of our common stock. The table also identifies the stock ownership of each of our directors, each of our officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

            Unless otherwise indicated, the address for each of the named individuals is c/o Intelli-Check, Inc., 246 Crossways Park West, Woodbury, New York 11797.

            Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

            The applicable percentage of ownership is based on 8,592,898 shares outstanding as of May 31, 2002.

-----------------------------------------------------------------------------------------------------------------
                              Name                                     Shares Beneficially Owned        Percent
-----------------------------------------------------------------------------------------------------------------
Frank Mandelbaum                                                               1,506,410                  16.1
-----------------------------------------------------------------------------------------------------------------
Edwin Winiarz                                                                    63,500                    *
-----------------------------------------------------------------------------------------------------------------
W. Robert Holloway                                                               24,200                    *
-----------------------------------------------------------------------------------------------------------------
Russell T. Embry                                                                 47,500                    *
-----------------------------------------------------------------------------------------------------------------
Paul Cohen                                                                      331,923                   3.8
-----------------------------------------------------------------------------------------------------------------
Evelyn Berezin                                                                   65,600                    *
-----------------------------------------------------------------------------------------------------------------
Charles McQuinn                                                                  65,600                    *
-----------------------------------------------------------------------------------------------------------------
Jeffrey Levy                                                                     63,780                    *
-----------------------------------------------------------------------------------------------------------------
Howard Davis                                                                     60,800                    *
-----------------------------------------------------------------------------------------------------------------
Todd Cohen                                                                     1,060,150                  11.2
-----------------------------------------------------------------------------------------------------------------
Kevin Messina                                                                   301,090                   3.4
-----------------------------------------------------------------------------------------------------------------
Saw Tooth Capital Management, Inc.                                             1,028,600                  10.7
-----------------------------------------------------------------------------------------------------------------
Empire State Development***, formerly New York State Science and                605,000                   6.6
Technology Foundation
-----------------------------------------------------------------------------------------------------------------
All Executive Officers & Directors as a group (9 persons)                      3,481,113                  32.6
-----------------------------------------------------------------------------------------------------------------

* Indicates beneficial ownership of less than one percent of the total outstanding common stock.

            The amounts shown for Mr. Mandelbaum do not include 31,400 shares held by Mr. Mandelbaum's wife, for which Mr. Mandelbaum disclaims beneficial ownership.

            The amounts shown for Mr. Paul Cohen do not include 50,000 shares held by Mr. Cohen's wife and 2,500 shares held by Mr. Cohen's daughter, for which Mr. Cohen disclaims beneficial ownership.

            Mr. Todd Cohen's address is P. O. Box 20054, Huntington Station, New York 11746.

            Saw Tooth Capital Management's address is 360 East Avenue North, Suite 400, Ketchum, ID 83440.

            As has been noted in previous filings, all assets of the New York State Small Business Technology Investment Fund which were located in the New York State Science and Technology Foundation were transferred to The Urban Development Corporation d/b/a Empire State Development. The Commissioner of Empire State Development is Charles A. Gargano. The members of the Board of Directors are Charles A. Gargano, J. Patrick Barrett, Charles E. Dorkey, III, David Feinberg, Anthony Gioia, Deborah Weight and Elizabeth McCaul. The address for that fund is 633 Third Avenue, New York, NY 10017.

            The amounts shown in the table above for the following persons include the right to acquire the number of shares shown pursuant to currently exercisable stock options and/or warrants at the exercise price shown:

--------------------------------------------------------------------------------
Name                                  Number of Shares            Exercise Price
--------------------------------------------------------------------------------
Frank Mandelbaum                           475,000                    $  3.00
                                           121,500                    $  8.50
                                           125,000                    $ 12.10
--------------------------------------------------------------------------------
Edwin Winiarz                               35,000                    $  5.00
                                             3,500                    $  8.50
                                            25,000                    $ 10.75
--------------------------------------------------------------------------------
W. Robert Holloway                          20,000                    $  7.50
                                             2,200                    $  8.50
--------------------------------------------------------------------------------
Paul Cohen                                 127,500                    $  3.00
                                             3,000                    $12.125
                                             1,500                    $  8.75
                                             1,500                    $ 10.15
                                            28,438                    $  8.50
--------------------------------------------------------------------------------
Evelyn Berezin                              44,500                    $  3.00
                                             5,500                    $12.125
                                             5,500                    $  8.75
                                             5,500                    $ 10.15
                                             4,100                    $  8.50
--------------------------------------------------------------------------------
Charles McQuinn                             44,000                    $  3.00
                                             5,500                    $12.125
                                             5,500                    $  8.75
                                             5,500                    $ 10.15
                                             4,100                    $  8.50
--------------------------------------------------------------------------------
Jeffrey Levy                                15,000                    $11.625
                                             2,500                    $12.125
                                             1,500                    $  8.00
                                            35,500                    $  8.75
                                             5,500                    $ 10.15
                                             3,950                    $  8.50
--------------------------------------------------------------------------------
Howard Davis                                15,000                    $11.625
                                             2,500                    $ 8.000
                                             1,500                    $12.125
                                            19,000                    $  8.75
                                             4,000                    $ 10.15
                                             3,800                    $  8.50
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name                                  Number of Shares            Exercise Price
--------------------------------------------------------------------------------
Kevin Messina                              207,000                    $  3.00
                                            20,700                    $  8.50
--------------------------------------------------------------------------------
Todd Cohen                                 110,000                    $  3.00
                                            99,630                    $  8.50
--------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

            In October 1994, Messrs. Todd Cohen and Kevin Messina co-founded Intelli-Check and each purchased 975,000 shares of common stock for $975. In April 1998, Mr. Todd Cohen resigned as an officer of our company for personal reasons and in August 1999, he completed his term as a director. In May 2001, Mr. Messina resigned as an officer of our company for personal reasons and completed his term as director on July 11, 2001.

            In June 1996, Mr. Messina's company, K.M. Software, assigned two copyrights covering certain software employed by ID-Check and a patent application covering the ID-Check technology to Intelli-Check for an agreement to pay $98,151 plus interest. The agreement also gave K.M. Software, or its successor, the right to reclaim the rights to the copyrights and the patent under certain specified conditions. In May 1999, the prior agreement was superseded and in exchange Mr. Messina received 69,937 shares of our common stock and warrants to purchase 69,937 shares of our common stock, at $3.00 per share, exercisable at any time prior to May 3, 2001. The May 1999 agreement provides for the payment by Intelli-Check of royalties equal to 0.005% of gross sales from $2,000,000 to $52,000,000 and 0.0025% of gross sales in excess of $52,000,000. Also, in May 1999, Mr. Messina's deferred salary was reduced by $10,126 through the issuance to him of 5,063 shares of our common stock and warrants to purchase 5,063 shares of our common stock at a purchase price of $3.00 per share at any time prior to September 30, 2001. In June 1999, the balance of Mr. Messina's deferred salary was reduced to zero by the issuance of options to purchase 207,000 shares of our common stock at a purchase price of $3.00 per share at any time prior to June 30, 2004.

            In June 1996, Frank Mandelbaum, Intelli-Check's Chief Executive Officer and Chairman of the Board of Directors, purchased 950,000 shares of common stock for $50,000. From time to time since then, Mr. Mandelbaum loaned money to Intelli-Check totaling $142,000. In November 1997, Mr. Mandelbaum converted his outstanding loans into 71,000 shares of our common stock and warrants to purchase 71,000 shares of our common stock at $3.00 per share expiring on June 30, 2000. In May 1999, Mr. Mandelbaum's deferred salary was reduced by $150,000 through the issuance to him of 75,000 shares of our common stock and warrants to purchase 75,000 shares of our common stock at a purchase price of $3.00 per share at any time prior to September 30, 2001. In June 1999, Mr. Mandelbaum's deferred salary was reduced to zero by the issuance of options to purchase 375,000 shares of our common stock at an exercise price of $3.00 per share at any time prior to June 30, 2004. In December 2000, Mr. Mandelbaum exercised 71,000 warrants.

            In November 1997, one of our directors, Paul Cohen, received an option to purchase 50,000 shares of common stock exercisable at $3.00 per share in connection with a one-year consulting agreement. Also in November 1997, Mr. Cohen's wife purchased 25,000 units consisting of one share of common stock and one warrant to purchase an additional share of common stock for $3.00 in connection with one of our private placements. The purchase price was $50,000. In August 1999, Mr. Cohen purchased one unit in connection with our most recent private placement. The unit consisted of a promissory note having a principal amount of $50,000, bearing interest at the annual rate of 10% and a warrant to purchase 2,500 shares of our common stock for $3.00 per share. In December 2000, Mr. Cohen exercised 37,500 warrants.

            In June 1999, all deferred compensation due to Todd Cohen, our former President and director, was eliminated by the issuance of options to purchase 110,000 shares of common stock at an exercise price of $3.00 per share at any time prior to June 30, 2004.

                                 Proposal No. 2

                      RATIFICATION OF SELECTION OF AUDITORS

            Our board of directors recommends the selection of Grant Thornton LLP as independent auditors to examine Intelli-Check's financial statements for the fiscal year ending December 31, 2002. On June 6, 2002, our Audit Committee, with the approval of our Board of Directors, determined to dismiss its independent auditors, Arthur Andersen, LLP, and to engage the services of Grant Thornton, LLP as its new independent auditors. During the two most recent fiscal years ended December 31, 2001, and the subsequent interim period through June 6, 2002, there were no disagreements between Intelli-Check and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports. Representatives of Arthur Andersen will not be present at the annual meeting.

            Representatives of Grant Thornton LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

            The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting.

                              SHAREHOLDER PROPOSALS

            Proposals by any shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by Intelli-Check for inclusion in material relating to such meeting not later than March 14, 2003.

                                    EXPENSES

            All expenses in connection with solicitation of proxies will be borne by Intelli-Check. Officers and regular employees of Intelli-Check may solicit proxies by personal interview and telephone and telegraph. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements.

                            By Order of the Board of Directors,

                                    Frank Mandelbaum
                                    Chairman